UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2021

Radian Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 East Swedesford Road, Suite 350

Wayne, Pennsylvania 19087

(Address of Principal Executive Offices, and Zip Code)

(800) 523-1988

(Registrant’s Telephone Number, Including Area Code)

1500 Market Street,

Philadelphia, Pennsylvania 19102

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 7, 2021, Radian Group Inc. (“Radian”) entered into a new unsecured revolving credit facility with a committed availability of $275 million (including a $50 million standby letter of credit sub-facility) (the “Credit Agreement”) with Royal Bank of Canada, as Administrative Agent (the “Agent”), U.S. Bank National Association (“U.S. Bank”), as Syndication Agent, RBC Capital Markets and U.S. Bank as Joint Lead Arrangers and Joint Book Runners, Associated Bank, National Association, as Documentation Agent, and certain other banks and financial institutions serving as lenders (collectively with their successors and assigns, the “Lenders”). The Credit Agreement provides for a $275 million facility and also an accordion feature that allows Radian, at its option, to increase the total borrowing capacity by $125 million so long as Radian receives commitments from lenders (which may include then existing Lenders or other financial institutions that become Lenders) to assume the increased commitments under the Credit Agreement. Unless renewed or extended by mutual agreement of the parties, the Credit Agreement will be for a five year term that matures on December 7, 2026, except under certain conditions set forth in the Credit Agreement that would require Radian to offer to terminate the facility earlier than the Maturity Date. Upon termination, all outstanding amounts under the facility will be due and payable. There are no loans currently outstanding under the Credit Agreement. Capitalized terms used in this Form 8-K but not defined herein will have the meanings set forth in the Credit Agreement.

Radian’s obligations under the Credit Agreement are not currently guaranteed by any of its subsidiaries but may be guaranteed by certain subsidiaries of Radian in the future in accordance with the terms of the Credit Agreement.

Borrowings under the Credit Agreement will bear interest at a rate calculated according to, at Radian’s option, an alternate base rate or a Eurodollar rate plus an applicable margin, in each case depending on Radian’s senior unsecured public debt rating. The margin applicable to loans based on the base rate ranges from 0.50% to 1.50% per annum. The margin applicable to loans based on the Eurodollar rate ranges from 1.50% to 2.50% per annum. Radian is required under the Credit Agreement to pay facility commitment fees to the Lenders. Facility fees are paid quarterly and range from rates of 0.20% to 0.45%, depending on Radian’s senior unsecured public debt rating.

The Credit Agreement contains customary negative and affirmative covenants for credit facilities of this type, including, among others: (a) limitations on the incurrence of indebtedness; (b) limitations on the creation of liens; (c) restrictions on dispositions, investments and acquisitions; (d) a requirement that Radian Guaranty Inc. maintain its eligibility as a private mortgage insurer with the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association (or, if either no longer exists, any replacement thereto (if any)); and (e) a covenant that Radian must maintain financial strength ratings from at least two Rating Agencies, which include Standard & Poor’s Ratings Group, Moody’s Investors Service, Inc. and Fitch Ratings, Inc. (or any other rating agency approved by the Agent).

The Credit Agreement also contains customary financial covenants including, among others: (a) maximum Debt-to-Total Capitalization; (b) minimum Consolidated Net Worth; and (c) minimum total adjusted statutory capital.

The Credit Agreement provides for customary events of default, including, among others, the failure to pay principal, interest or other amounts payable under the Credit Agreement, failure to comply with certain covenants, material misrepresentations, cross defaults to other material indebtedness, certain insolvency and receivership events affecting Radian or certain of its subsidiaries and judgments in excess of $75 million in the aggregate being rendered against Radian or certain of its subsidiaries.

In the event of a default by Radian, the Agent may, and at the direction of Lenders holding a majority of the aggregate commitments will, terminate the Lenders’ commitments to make loans under the Credit Agreement, declare the obligations under the Credit Agreement immediately due and payable and enforce any and all rights of the Lenders or Agent under the Credit Agreement and related documents. With respect to certain events of default relating to insolvency, the commitments of the Lenders will automatically terminate and all outstanding obligations will become immediately due and payable.

Certain of the Lenders and other parties to the Credit Agreement, and their affiliates, have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to Radian and its subsidiaries. Such Lenders and other parties have received, and may in the future receive, customary compensation from Radian and its subsidiaries for such services.

The foregoing summary is not a complete description of the Credit Agreement and is qualified in its entirety by reference to the full text of the Credit Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Upon entering into the Credit Agreement described in Item 1.01 above, Radian’s obligations under its prior credit agreement, dated as of October 16, 2017 (as amended, restated, modified or supplemented from time to time), by and among Radian, the Lenders from time to time party thereto and Royal Bank of Canada as Administrative Agent were effectively terminated.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Credit Agreement by and among Radian Group Inc., Royal Bank of Canada, as Administrative Agent (the “Agent”), U.S. Bank National Association (“U.S. Bank”), as Syndication Agent, RBC Capital Markets and U.S. Bank as Joint Lead Arrangers and Joint Book Runners, Associated Bank, National Association, as Documentation Agent, and certain other banks and financial institutions serving as lenders

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: December 8, 2021

	By:	/s/ J. Franklin Hall
J. Franklin Hall
Chief Financial Officer